Exhibit 1.2




                      1,265,000 Shares of Common Stock
                           COMPUTER HORIZONS CORP.

                        AGREEMENT AMONG UNDERWRITERS


                                                        _____________, 1995

To each of the Underwriters named in Schedule I to the attached Underwriting Agreement:

     1. Underwriting Agreement. Computer Horizons Corp., a New York corporation (the "Company"), and a selling shareholder of the Company (the "Selling Shareholder") propose to enter into an underwriting agreement in the form attached hereto as Exhibit A (the "Underwriting Agreement") with Janney Montgomery Scott Inc., as a representative ("Representative") of the underwriters named in Schedule I thereto (the "Underwriters"), acting severally and not jointly, with respect to the purchase by the Underwriters of an aggregate of 1,100,000 shares of Common Stock (the "Firm Shares") of the Company. In addition, in order to cover over-allotments in the sale of the Firm Shares, the Underwriters may purchase an aggregate of not more than 165,000 additional shares of Common Stock of the Company (the "Additional Shares") from the Selling Shareholder or the Company pursuant to, and in accordance with the terms of, the over-allotment option granted to the Underwriters under Section 5 of the Underwriting Agreement. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The Firm Shares and the Additional Shares purchased by the several Underwriters pursuant to the Underwriting Agreement are sometimes collectively referred to herein as the "Purchased Shares."

     2. Registration Statement and Prospectus. The Shares are described in a registration statement and related preliminary prospectus, copies of which, as filed with the Securities and Exchange Commission (the "Commission"), have heretofore been delivered to you. The registration statement as amended at the time it becomes effective is herein called the "Registration Statement." The prospectus relating to the Shares included in the Registration Statement is herein called the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company under the Underwriting Agreement for use in connection with the sale of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act")), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

     You hereby confirm that you (i) are familiar with Rule 15c2-8 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),


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relating to the distribution of preliminary and final prospectuses for securities registered under the Securities Act and have previously complied and will continue to comply therewith, (ii) have examined each preliminary prospectus, the Registration Statement and the form of Prospectus (and any amendments or supplements thereto), (iii) are willing to accept the responsibilities of an underwriter under the Securities Act with respect to the Registration Statement and Prospectus, and (iv) are willing to proceed with a public offering of the Shares in the manner contemplated. Each of you individually also confirms that all statements made in the Registration Statement and Prospectus insofar as they apply to you are correct and not misleading, and that you understand that the Registration Statement and Prospectus are subject to further amendment, but that no such amendment shall relieve or affect your obligations hereunder or under the Underwriting Agreement. You authorize us, with the approval of counsel for the Underwriters, to approve on behalf of each Underwriter any further amendments or supplements to any preliminary prospectuses, the Registration Statement or the Prospectus.

     We hereby confirm that we will make available to you and to each of the other Underwriters such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act, or the applicable rules and regulations of the Commission thereunder.

     3.   Authority and Compensation

          (a) You authorize us as your Representative to execute the Underwriting Agreement in substantially the form attached hereto as Exhibit A, to fix from time to time the public offering price of the Firm Shares and the Additional Shares, and to establish the concessions, if any, to Selected Dealers (as defined in Section 4(b) hereof) and the reallowances, if any, to other dealers.

          (b) You also authorize us to exercise in our absolute discretion all the authority and discretion vested in us by the provisions of the Underwriting Agreement and to take all such action as may in our judgment be desirable in order to carry out the Underwriting Agreement, this Agreement, and the purchase, carrying, sale and distribution of any of the Shares, including the authority to agree to any extension of the period or periods in which any action may or is to be taken by the Company or the Selling Shareholder or by us as Representative, and to agree to any modification of the terms of the Underwriting Agreement which in our judgment does not extend the several liabilities of the Underwriters except as provided herein and in Section 13 of the Underwriting Agreement.

          (c) Without in any way limiting the general authorization recited herein, you also authorize us, until termination of this Agreement, to act for you to arrange for or agree to the purchase by other persons (among which the Representative may be included) of any Shares not taken up by any withdrawing or defaulting Underwriter, in the manner set forth in
Section 13 of the Underwriting Agreement, and you will at our request increase, pro rata with the other nondefaulting Underwriters, the number of Shares which you are to


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


purchase pursuant to the Underwriting Agreement by an amount not exceeding ten percent (10%) of your original underwriting obligation.

     As compensation for our services, each of you will pay to us an amount equal to $___ for each Firm Share and Additional Share included in the Purchased Shares. You authorize us to debit your account for this amount as an expense under this Agreement.

     4.   Offering.   You authorize us, in our discretion, at any time and
from time to time during the life of this Agreement:

          (a) To determine the time and the manner of the public offering and the concessions and reallowances to dealers, to change the public offering price and such concessions and reallowances, to furnish the Company with the information to be included in the Registration Statement and the Prospectus and any amendment or supplement thereto with respect to the terms of offering, and to determine the names of the Underwriters to appear on the cover page of the Prospectus and all matters relating to the public advertisement, including selection of Underwriters whose names appear in such advertisement, and any communications with dealers or others;

          (b)  To reserve all or any part of your Purchased Shares for sale
(i) to retail purchasers including institutions and (ii) to dealers selected by us (the "Selected Dealers") among which may be included any Underwriter (including ourselves) and each of which shall be a member of the National Association of Securities Dealers, Inc. (the "NASD") (or, if a foreign dealer, which shall agree not to reoffer, resell or deliver the Shares in the United States or to persons which it has reasons to believe are citizens or residents of the United States), such reservations for sales to retail purchasers to be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters and such reservations for sales to Selected Dealers to be in such proportion as we determine, and from time to time to add to the reserved Purchased Shares, any Purchased Shares retained by you remaining unsold, and to release to you any of your Purchased Shares reserved but not sold;

          (c) To sell reserved Purchased Shares, as nearly as practicable in proportion to the respective reservations, to retail purchasers at the public offering price and to Selected Dealers at the public offering price less the Selected Dealers' concession pursuant to the Selected Dealer Agreement in substantially the form attached hereto as Exhibit B; and

          (d) To buy Purchased Shares for your account from Selected Dealers at the public offering price less such amount, not in excess of the Selected Dealers' concession, as we may determine.

     After advice from us that the Purchased Shares are released for public offering, you will offer to the public in conformity with the terms of offering set forth in the Prospectus or any amendment or supplement thereto such of your Purchased Shares as we advise you are not reserved.


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     5.   Additional Provisions Regarding Sales.  Any Purchased Shares sold by you (otherwise than through us) which we contract for or purchase in the open market or otherwise for the account of any Underwriter shall be repurchased by you on demand at the cost of such purchase plus commissions and taxes on redelivery. Shares delivered on such repurchase need not be the identical Purchased Shares sold by you. In lieu of demanding repurchase by you, we may in our discretion (a) sell for your account the Shares so purchased by us, at such prices and upon such terms as we may determine, and debit or credit your account with the loss and expense or net profit resulting from such sale, or (b) charge your account with an amount not in excess of the Selected Dealers' concession with respect to such Shares.

     6. Payment and Delivery. At our request from time to time, you will furnish us within twenty-four (24) hours the funds needed to make payment for your Purchased Shares at the public offering price less the Selected Dealers' concession, by certified or bank cashier's check or checks payable in New York Clearing House funds to the order of Janney Montgomery Scott Inc., and you authorize us to make such payment against delivery of your Purchased Shares. In the event you fail to timely deliver your check as herein provided, you authorize us to make payment for you at the full price of the Purchased Shares you have agreed to purchase against delivery of your Purchased Shares and you shall be obligated to repay on demand, plus the current interest rate, for the amount so advanced for you. You authorize us (i) to take delivery of your Purchased Shares, (ii) to hold for your account such of your Purchased Shares as we have reserved for sale to retail purchasers and to Selected Dealers, and (iii) to deliver your reserved Purchased Shares against such sales. We will deliver your unreserved Purchased Shares to you promptly, and after we receive payment for reserved Purchased Shares sold by us for your account, we will remit to you an amount equal to the price paid by you for such Purchased Shares. As soon as practicable after termination of Sections 4, 5 and 9 and the first sentence of Section 8 (the "Offering Provisions") of this Agreement, we will deliver to you any of your Purchased Shares reserved but not sold.

     7. Authority to Borrow. In connection with the purchase or carrying of your Purchased Shares and other securities purchased hereunder for your account, you authorize Janney Montgomery Scott Inc., in its discretion, to advance its funds for your account, charging current interest rates, or to arrange loans for your account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of your Purchased Shares or such other securities. Any lender may rely on the instructions of Janney Montgomery Scott Inc. in all matters relating to any such loan. Any of your Purchased Shares or such other securities held by us for your account may be delivered to you for carrying purposes only, and subject to your further direction.

     8. Stabilization and Over-allotment. To facilitate the distribution of the Shares, you authorize us in our discretion after the execution of this Agreement to make purchases and sales of Shares for your account in the open market or otherwise, for long and short account, on such terms as we deem advisable and, in arranging sales, to over-allot. All such


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purchases and sales and over-allotments shall be made for the account of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations. Your net commitment for long or short account under this Section 8 shall not, at the end of any business day, exceed 15% of your maximum underwriting obligation exclusive of your pro-rata share of short account attributable to the Underwriters' over-allotment option to purchase Additional Shares. You will on our demand take up at cost or deliver against payment any Shares so purchased or sold or over-allotted for your account. Upon request, you will advise us of the Purchased Shares retained by you and unsold and will sell to us for the account of one or more of the Underwriters such of your unsold Purchased Shares as we may designate, at the public offering price less such amount as we may determine, but not in excess of the Selected Dealers' concession. We agree to notify you if we engage in any stabilization transaction requiring reports to be filed pursuant to Rule 17a-2 under the Exchange Act
and to notify you of the date of termination of stabilization.   You agree
to file with us any reports required of us pursuant to such Rule 17a-2 not later than five business days following the day upon which stabilization was terminated, and you authorize us as the Representative to file on your behalf with the Commission any reports required by such Rule. You have and assume for yourself the responsibility of making the reports required by the rules of the Commission with respect to your own transactions which are subject thereto. The foregoing provisions are not an assurance that the price of the Shares will be stabilized or that stabilization, if commenced, will not be discontinued at any time.

     9. Open Market Transactions. We and you agree not to bid for, purchase, attempt to induce others to purchase or sell, directly or indirectly, the Shares or any other securities of the Company, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement or in the Underwriting Agreement.

     10. Expenses and Settlement. We may charge your account with Selected Dealers' concessions and all transfer taxes on sales made by us for your account and with your proportionate share (based upon your underwriting obligation) of all other expenses incurred by us under the terms of this Agreement or in connection with the purchase, carrying, sale or distribution of the Shares. Our determination of the amount and allocation of expenses shall be conclusive. As soon as practicable after termination of the offering, the accounts hereunder will be settled, but we may reserve from distribution such amount as we deem advisable to cover possible additional expenses. We may at any time make partial distributions of credit balances or call for payment of debit balances and call for advance deposit of funds with which to meet your obligations. Any of your funds in our hands may be held with our general funds without accountability for interest. Notwithstanding any settlement, you will pay
(a) your proportionate share (based on your underwriting obligation) of any liability which may be incurred by the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, partnership, unincorporated business or other separate entity, and of any expenses incurred by us or any other Underwriter with our approval in contesting any such liability, and (b) any transfer taxes which may be assessed and paid after such settlement on account of any sale or transfer or your account.


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     11.  Termination.  The Offering Provisions of this Agreement shall terminate 45 days after the Registration Statement becomes effective; notwithstanding, said provisions may be terminated in part or in whole, by notice from us to the effect that the Offering Provisions (or specific provisions thereof) have been terminated. Such termination, however, shall not relieve any Underwriter from its proportionate share of any charges, liabilities or expenses incurred prior thereto.

     12. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement shall not release or relieve the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event that, pursuant to Section 13 of the Underwriting Agreement, the amount of Shares which you are to purchase is increased or arrangements are made for the purchase by others, including nondefaulting Underwriters, of Shares not taken by defaulting Underwriters, the respective amounts of Shares to be purchased by the nondefaulting Underwriters and by such others shall be taken as the basis for the underwriting rights and obligations under this Agreement. In case of such default for an aggregate amount exceeding 10% of the total number of Shares, the Representative is authorized, but shall not be obligated, to arrange for the purchase by other persons, which may include themselves, of that defaulted portion in excess of such 10%.

     In the event of default by one or more Underwriters in respect of their obligations under this Agreement, each nondefaulting Underwriter shall assume its proportionate share of the obligations under this Agreement of each such defaulting Underwriter (other than the underwriting obligation of such defaulting Underwriter).

     13. Position of Representative. In taking action under this Agreement, we shall, except as otherwise provided herein, act only as agents of the several Underwriters. Except as herein otherwise expressly provided, we shall have full authority to take such action as we may deem necessary or advisable in respect to all matters pertaining to the Underwriting Agreement, this Agreement and the purchase, sale and distribution of the Shares, but neither individually nor as Representative shall the Representative be under any liability whatsoever to any of the Underwriters for or in respect to the issue, form, genuineness, validity, value of or title to the Shares or the validity of, or the representations contained in, the order forms for any such Shares, or the Registration Statement, Prospectus or any preliminary prospectus or the Underwriting Agreement, or the Selected Dealer Agreement, or for the performance by the Company, the Selling Shareholders or others of any agreement on their respective parts, or for any matter connected with any of the foregoing except for our own want of good faith.

     Nothing herein contained shall constitute the several Underwriters partners or an association or other separate entity, and the rights and liabilities of ourselves and each of the other Underwriters are several and not joint.


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     14.  Indemnification and Contribution.  Each Underwriter, including yourself, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any other Underwriter within the meaning of
Section 15 of the Securities Act, and each and all of them, and to reimburse each such other Underwriter and each such controlling person, for expenses, all to the extent that such Underwriter will be obligated in the Underwriting Agreement to indemnify and hold harmless and reimburse the Company and any controlling person, director or officer thereof and the Selling Shareholder. The indemnification and reimbursement agreement of each Underwriter contained in this Section 14 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or (ii) any investigation made by or on behalf of any Underwriter or controlling person, and any successor of any Underwriter or controlling person shall be entitled to the benefits contained in this Section 14.

     Notwithstanding any settlement or the termination of this Agreement, in the event that at any time any claim or claims shall be asserted against us, as Representative or otherwise, involving the Underwriters generally relating to any preliminary prospectus, the Prospectus, the Registration Statement, any amendments or supplements thereto, the public offering of the Shares or any of the transactions contemplated by this Agreement, you authorize us to make such investigation, to retain such counsel and take such action as we may deem necessary or desirable under the circumstances, including settlement of any such claim or claims if such course of action shall be recommended by counsel retained by us. You agree to pay us, on request, your proportionate share (based on your underwriting obligation) of all expenses incurred by us (including, without limitation, the disbursements and fees of counsel retained by us) in investigating and defending against such claim or claims, and your proportionate share (based on your underwriting obligation) of any liabilities incurred by us in respect of such claim or claims, whether such liabilities shall be the result of a Judgment against us or as a result of any such settlement.

     15. Blue Sky Matters. We shall not have any responsibility with respect to the right of any Underwriter or other person to sell the Shares in any jurisdiction, notwithstanding any information we may furnish in that connection. You authorize us to file a New York Further State Notice with the Department of State of New York, if required.

     16. Title to Shares. The Shares purchased by the respective Underwriters and any other securities purchased by us hereunder for their respective accounts shall remain the property of such Underwriters until sold and no title to any such Shares or other securities shall in any event pass to us, as Representative, by virtue of any of the provisions of this Agreement.

     17. Capital Requirements. You confirm that you now satisfy, and after giving effect to the commitment contemplated herein you will continue to satisfy, the net capital requirements established pursuant to the Exchange Act.


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     18.  Notice and Governing Law.  Any notice from us to you shall be mailed, telephoned or telecopied to you at your address as set forth in your Underwriters' Questionnaire. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     19. Compliance with Applicable Statutes and Rules. We represent that we are members in good standing of the NASD. You agree to comply with all applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission in connection with the purchase and public offering of the Shares. If your business involves offers or sales to purchasers of securities in the United States of America, you represent that you are registered under the Exchange Act and are a member in good standing of the NASD and you agree to comply with the fixed price offering rules set forth in Sections 8, 24, and 36 of Article III of the NASD Rules of Fair Practice. If you are not registered under the Exchange Act, you agree not to offer, sell or deliver any of the Shares in the United States of America or to any person unless you have reason to believe that such person is not a citizen, resident or national of the United States of America.


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     20.  Counterparts.  This Agreement may be signed in any number of counterparts which taken together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly states the understanding between you, as one of the Underwriters, and us, as the Representative, by signing and returning to us a counterpart hereof. Upon our confirmation hereof and the execution and delivery of an identical agreement by us with each of the other Underwriters, this Agreement and all such other identical agreements shall constitute the Agreement Among Underwriters.

                         Very truly yours.

                         JANNEY MONTGOMERY SCOTT INC.


                         By:
                            -----------------------------------------------
                                   (Authorized Signature)

Confirmed and accepted as of the date
first above written:

The Underwriters named in Schedule I
to the attached Underwriting Agreement



- -----------------------------------------
Name of Underwriter


By:
   --------------------------------------
     (Official Signature)
     ______________, Attorney-in-Fact


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